Exhibit 99.26(e)(8)

[Variable Group Universal Life Employee Application] Securian Life Insurance Company [Group Customer Service • 400 Robert Street North • St. Paul, Minnesota 55101-2098 • Fax 651 665-1542]

[EMPLOYER:] [ABC Company]	[POLICY NUMBER:] [12345-G]

[INSURED’S INFORMATION (insured is the owner of the contract unless otherwise requested)]

[Employee name]	[Date of birth]	[Social Security number]	[Gender]
[John C. Doe]	[01/10/1975]	[123-45-6789]	☒ Male ☐ Female
[Owner Name (if different than the employee)]

Street address	City	State	Zip code
[456 Main Street]	[Anytown]	[USA]	[00000]

[Email address]
[j.doe@work.com]

[Date of employment]	[Annual benefit salary base]	[Payroll frequency]
[February 1,2008]	[$100,000]	[Monthly]

[☐ Yes ☒ No	Have you used tobacco in any form during the past 12 months or are you currently using nicotine in any form?]

[☒ Yes ☐ No	On the date you sign this application, are you actively working at your employer’s normal place of business at least [20] hours per week?]

[BENEFICIARY DESIGNATION]

[Primary beneficiary name(s) and address]	[Relationship]	[Share % (must total 100%)]
[Jane A. Doe]	[Spouse]	[100%]

[Contingent beneficiary name(s) and address (Contingent Beneficiaries collect only if all Primary Beneficiaries predecease the insured)]	[Relationship]	[Share % (must total 100%)]

[Sally Doe]	[Daughter]	[50%]
[Joe Doe]	[Son]	[50%]

INSURANCE INFORMATION

[If applying for more than the guaranteed issue amount, you must complete the Evidence of Insurability form.]

[Employee supplemental VGUL amount requested ($XX,XXX increments to a maximum of $XXX,XXX)]

[☐ Waive ☐ 1X annual salary ☐ 2X annual salary ☒ 3X annual salary ☐ 4X annual salary ☐ 5X annual salary]

[Cash Accumulation:	☐ Yes, I wish to make a monthly contribution of $ [100.00] (indicate account allocation on the next page)
☐ No, I do not wish to contribute]

[Spouse term coverage (coverage available in increments of $ [10,000] up to $ [100,000]. Please indicate amount.)]

[☐ Waive ☒] $ [50,000]

[Child term coverage]

[☐ Waive ☒] $[10,000]

[If you applied for spouse or child term insurance, please enter the information below:

Spouse’s name	Social Security number	Date of birth
[Jane A. Doe]	[234-56-7890]	[03/01/1975]

Child’s name	Date of birth
[Sally Doe]	[01/18/2004]

Child’s name	Date of birth
[Joe Doe]	[06/01/2006]

Child’s name	Date of birth

Child’s name	Date of birth]

[INVESTMENT PROFILE]

[FINRA] rules require inquiry concerning the financial condition of individuals applying for variable policies. The proposed owner must supply such information so that an informed judgment may be made as to the suitability of the investment for the owner. [The insured is the owner of the contract unless otherwise requested.]

1.	Are you a [spouse or dependent child] of a person who is an employee of Securian Life or one of its ☐ Yes ☒ No subsidiaries?

2.	Number of Dependents: [3]

3.	Estimated Net Worth (exclusive of car & home)	$ [500,000]	[Federal Tax Bracket
☐ 0-15%
Estimated Liquid Net Worth (cash & cash equivalents)	$ [100,000]	☒ 16-28%
☐ 29% +]

4.	Prior Investment Experience
Total Years of Experience:	[5]

Experience with these types of investments (check all that apply)	☒ Mutual Funds	☒ Bonds	☐ Limited Partnerships	☐ Other
☐ Annuities	☐ Stocks	☐ Options/Futures

5.	Overall Investment Objective (check one)
☐ Conservative Income ☐ Current Income ☒ Conservative Growth ☒ Growth ☐ Aggressive Growth

6.	Risk Tolerance
☐ Conservative ☒ Moderate ☐ Aggressive

[ACCOUNT OPTIONS (MUST BE COMPLETED)]

Please select the allocation of net premium. Allocations must total 100%. Minimum of [10%] in any account: allocations must be in increments of 1%.

[ %	Guaranteed Account
[10]%	American Funds Insurance Series Global Growth Fund - Class 1
%	American Funds Insurance Series New World Fund - Class 1
[10]%	Fidelity VIP Equity-Income Portfolio - Initial Class
%	Fidelity VIP High Income Portfolio - Initial Class
%	Ibbotson Growth ETF Asset Allocation Portfolio - Class 1
[10]%	Ibbotson Balanced ETF Asset Allocation Portfolio - Class 1
%	Ibbotson Income and Growth ETF Asset Allocation Portfolio - Class 1
%	Ivy Funds VIP Balanced Portfolio
[10]%	Ivy Funds VIP Core Equity Portfolio
%	Ivy Funds VIP High Income Portfolio
[10]%	Ivy Funds VIP International Core Equity Portfolio
%	Ivy Funds VIP Micro Cap Growth Portfolio
%	Ivy Funds VIP Small Cap Value Portfolio
[10]%	Ivy Funds VIP Value Portfolio
%	Janus Aspen Forty Portfolio - Service Shares
[10]%	Janus Aspen Overseas Portfolio - Service Shares
%	SFT Advantus Bond Fund - Class 2
%	SFT Advantus Index 400 Mid Cap Fund - Class 2
[10]%	SFT Advantus Index 500 Fund - Class 2
%	SFT Advantus International Bond Fund - Class 2
%	SFT Advantus Money Market Fund
[10]%	SFT Advantus Mortgage Securities Fund - Class 2
%	SFT Advantus Real Estate Securities Fund - Class 2
%	SFT Ivy® Growth Fund
[10]%	SFT Ivy® Small Cap Growth Fund
%	SFT Pyramis® Core Equity Fund - Class 1
%	Vanguard Variable Insurance Fund Diversified Value Portfolio
%	Vanguard Variable Insurance Fund Total Bond Market Index Portfolio]

A Variable Group Universal Life insurance prospectus has been included in your application packet. If you would like additional copies, please call [(800) 815-7636]. By signing this form, you acknowledge that you have received a copy of the prospectus.

[If you do not elect an account option, any additional premium contributions will be allocated to the Money Market account.]

I agree that because this application is for a Variable Group Universal Life policy, that Securian Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units. If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I understand that the amount or the duration of the death benefit (or both) of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account. I understand that the account value of the policy applied for increases and decreases depending on the investment results. There is no guaranteed minimum account value for net premiums invested in the sub-accounts.

I hereby acknowledge my understanding of the statements made in this application, and to the best of my knowledge and belief the information I provided in the application is true, complete and correctly recorded.

[Employee signature]	[Daytime phone number]	[Evening phone number]	[Date]
X [/s/ John C. Doe]	[(111) 222-4444]	[(222) 333-5555]	[08/01/2014]

[FOR HOME OFFICE USE]

Suitability accepted by registered principal			Date
[/s/ Jeffrey W. Smith]			[08/01/2014]